UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 19, 2006
Delphi Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-14787 (Commission File Number)	38-3430473 (IRS Employer Identification No.)

5725 Delphi Drive, Troy, MI (Address of Principal Executive Offices)	48098 (Zip Code)
(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 8.01 OTHER EVENTS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT INDEX
Third Amendment to Amended & Restated Credit Agreement
Fourth Amendment to Amended & Restated Credit Agreement

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On November 21, 2005, Delphi Corporation (“Delphi”) entered into an Amended and Restated Revolving Credit, Term Loan and Guaranty Agreement (the “Amended DIP Credit Facility”) to borrow up to $2.0 billion from a syndicate of lenders arranged by J.P. Morgan Securities Inc. and Citigroup Global Markets, Inc., for which JPMorgan Chase Bank, N.A. is the administrative agent and Citicorp USA, Inc., is syndication agent. The Amended DIP Credit Facility consists of a $1.75 billion revolving facility and a $250 million term loan facility (collectively, the “DIP Loans”). On February 3, 2006 and April 13, 2006, Delphi entered into the First Amendment to the Amended and Restated Credit Agreement and Amended and Restated Security and Pledge Agreement (the “First Amendment”) and Second Amendment to the Amended and Restated Credit Agreement (the “Second Amendment”), respectively. For more information regarding the Amended DIP Credit Facility, the First Amendment, the Second Amendment and the related approvals granted by the United States (“U.S.”) Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) under chapter 11 of the U.S. Bankruptcy Code, see Delphi’s previous Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on November 22, 2005, February 8, 2006 and April 18, 2006.
On May 26, 2006 and June 19, 2006, Delphi entered into the Third Amendment to the Amended and Restated Credit Agreement (the “Third Amendment”) and Fourth Amendment to the Amended and Restated Credit Agreement (the “Fourth Amendment”, and together with the Third Amendment, the “Subsequent Amendments”), respectively. The Subsequent Amendments provide Delphi with additional time to deliver both the audited financial statements for the year ended December 31, 2005 (“2005 Financial Statements”) and the quarterly financial statements for the periods ended March 31, 2006 and June 30, 2006. Specifically, the audited financial statements for the year ended December 31, 2005 are now due within 200 days after December 31, 2005, or July 19, 2006. The unaudited quarterly financial statements for the period ended March 31, 2006 are due no later than the later to occur of (1) July 31, 2006 and (2) 30 days after the date on which the 2005 Financial Statements are delivered. The unaudited quarterly financial statements for the period ended June 30, 2006 are due no later than the later to occur of (1) the due date specified by the SEC and (2) 30 days after the date on which the 2005 Financial Statements are delivered. Additionally, the Fourth Amendment provides permission to make up to $175 million, in aggregate, in cash collateral deposits to satisfy Delphi’s obligations under the UAW Special Attrition Program Agreement among Delphi, General Motors Corporation and the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (“UAW”) and similar obligations pursuant to comparable labor agreements, provided that such agreements are approved by the Bankruptcy Court. The foregoing description is qualified by the actual terms of the Subsequent Amendments, which are attached to this document as Exhibits 99(a) and 99(b).
ITEM 8.01 OTHER EVENTS
As previously disclosed, Delphi is in the process of completing its 2005 Financial Statements so that it may file its Annual Report on Form 10-K for the year ended December 31, 2005 with the SEC. Delphi has substantially completed the preparation of its 2005 Financial Statements and its independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”) is in the process of completing its audit of such financial statements. Deloitte recently informed Delphi that Deloitte requires additional analysis to evaluate Delphi’s assumption of a 6.75% discount rate, which was based on Moody’s AA Bond Index at the end of 2002, and the resultant pension expense for the year ended December 31, 2003 with respect to Delphi’s U.S. defined benefit pension plans. The Subsequent Amendments described above have been entered into to provide additional time for Delphi to complete such analysis and complete the 2005 Financial Statements and for Deloitte to complete its audit.
Delphi’s U.S. pension expense for 2003 was $462 million and the projected pension benefit obligation as of December 31, 2002 was $9.7 billion. As required by U.S. generally accepted accounting principles, our pension expense and projected pension benefit obligation for each year is determined at the end of the preceding year based on certain assumptions, including the discount rate. A 25 basis point decrease (increase) in the discount rate would increase (decrease) pension expense in 2003 between $25 million and $35 million and pension benefit obligations as of December 31, 2002 by approximately $0.3 billion. Delphi continues to fully cooperate with the SEC with respect to previously reported informal inquiry regarding accounting practices related to defined benefit pension plans and other postemployment benefit plans and has already provided the SEC with information relating to Delphi’s determination of discount rates during this period.

In addition, when finalized, the Annual Report on Form 10-K is expected to reflect a restatement to correct the accounting for income taxes for the year ended December 31, 2004. In 2005, to begin to address a significant deficiency identified during Delphi’s 2004 assessment of internal control over financial reporting, Delphi implemented a new process to accumulate and record deferred tax assets and liabilities at its non-U.S. locations. As a result of this implementation, Delphi determined that net deferred taxes included in the consolidated balance sheet as of January 1, 2005 was misstated by $39 million, requiring a correction by increasing 2004 income tax expense. In addition, other adjustments were identified and corrected related to the calculation of the 2004 income tax provision amounting to an additional $26 million of income tax expense. The effect of these adjustments on Delphi’s previously reported net loss as of December 31, 2004 was to increase net loss by $65 million to $4,818 million as compared to the previously reported net loss of $4,753 million.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits. The following exhibits are being filed as part of this report.

Exhibit
Number	Description

99 (a)	Third Amendment to Amended and Restated Credit Agreement, dated as of May 26, 2006
99 (b)	Fourth Amendment to Amended and Restated Credit Agreement, dates as of June 19, 2006
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION (Registrant)
Date: June 20, 2006	By: /s/ JOHN D. SHEEHAN
(John D. Sheehan,
Vice President and Chief Restructuring Officer, Chief Accounting Officer)

EXHIBIT INDEX

Exhibit
Number	Description

99 (a)	Third Amendment to Amended and Restated Credit Agreement, dated as of May 26, 2006
99 (b)	Fourth Amendment to Amended and Restated Credit Agreement, dates as of June 19, 2006